UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

Amendment No. 2

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): October 28, 2011

TOTAL NUTRACEUTICAL SOLUTIONS, INC.

(Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Columbia Street Stevenson, Washington	98648
(Address of principal executive offices)	(Zip Code)

(509) 427-5132
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01  Entry into Material Agreements.

On October 28, 2011 our President, Chief Executive Officer, Interim Chief Financial Officer and Chairman, Marvin S. Hausman, M.D. entered into an Employment Agreement with Total Nutraceutical Solutions, Inc. (TNS).  A copy of the agreement is filed with this current report.  The agreement is for a one year term.  Dr. Hausman will be compensated as follows:  (1)  a base salary of $250,000 of which $120,000 is to be paid in cash and the remaining $130,000 is to be paid in the form of 833,400 shares of common stock in four equal quarterly installments with the first installment of 208,350 shares issuable on the Commencement Date, an option to purchase 1,389,000 shares at $0.047 per share, and a ten year warrant to purchase 1,389,000 shares at $0.036 per share; (2) as a retention incentive, a warrant to purchase 5 million shares at $0.055 per share that vests monthly over three years, and (3) an annual bonus which Dr. Hausman may be awarded at the discretion of the board of directors based on his performance and the financial condition of the corporation.  Dr. Hausman will also receive employee benefits, including family health and dental insurance coverage and short and long term disability insurance coverage.  In addition, Dr. Hausman was to be issued 8,342,334 shares of common stock in lieu of cash for accrued consulting fees due to Dr. Hausman and out of pocket expenses incurred in the aggregate amount of $300,300.

Also on October 28, 2011, Devin Andres, the Vice President of Operations entered into an Employment Agreement with TNS, a copy of which is filed with this current report.  The agreement is for a one year term.  Mr. Andres will be compensated as follows:  (1)  a base salary of $175,000 of which $72,000 is to be paid in cash and the remaining $103,000 is to be paid in the form of 694,500 shares of common stock in four equal quarterly installments with the first installment of 173,625 shares issuable on the Commencement Date, an option to purchase 1,083,420 shares at $0.047 per share, and a ten year warrant to purchase 1,083,420  shares at $0.036 per share; (2) as a retention incentive, a warrant to purchase 3.5 million shares at $0.055 per share that vests monthly over three years, and (3) an annual bonus which Mr. Andres may be awarded at the discretion of the board of directors based on his performance and the financial condition of the corporation.  Mr. Andres will also receive employee benefits, including family health and dental insurance coverage and short and long term disability insurance coverage.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL NUTRACEUTICAL SOLUTIONS, INC. (Registrant)

Date: November 15, 2011	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO